Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Flagstar Financial, Inc. hereby appoints Joseph M. Otting and Bao Nguyen, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement on Form S-1 (File No. 333-280398), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has executed this power of attorney as of the date hereof.

Date:	April 15, 2025	/s/ Brian Callanan
Brian Callanan